EXHIBIT 10.10

                            TECHNOLOGY ADVISORY BOARD

                               SERVICES AGREEMENT


This Technology Advisory Services Agreement ("Agreement") is entered into as of

Effective Date                          OCTOBER 1, 2004
by and between                          ENERGY GENERATION INC.
                                        ("Advisor").
Located at                              777 N. Eldridge, Ste. 200
                                        Houston, TX 77079
And                                     GRIDLINE COMMUNICATIONS CORP.
                                        14505 Torrey Chase Blvd., Suite 400
                                        Houston, TX  77014.

PURPOSE OF THIS AGREEMENT

Gridline Communications Corp. provides broadband over powerline applications and value-added services, and professional services related to the integration of certain "power grid backbone" on-line network functions, including without limitation, other broadband Internet functions.

Technology Advisory Board Member, herein known as Advisor, desires to provide advice, contacts, and other relevant strategic input needed to enhance the company's short-term objectives, and long-term goal.

GRIDLINE COMMUNICATIONS CORP. AND ADVISOR AGREE AS FOLLOWS:

1.    SERVICES TO BE PERFORMED AND COMPENSATION

      Gridline Communications Corp. will provide employees or consultants ("Gridline Communications Corp. Staff") to perform services at Advisor's discretion on projects as mutually agreed to in writing by Gridline Communications Corp. and Advisor.

      The Project Coordinator for Advisor shall be Phillip P. Gennarelli, its President. All activities of Gridline Communications Corp. Staff shall be coordinated with the Project Coordinator.

      Advisor is responsible for making the necessary contacts, acting as facilitator in order to enable discussions for potential services to be rendered by Gridline Communications Corp., with potential utility companies, ISPs, Incumbent Local Exchange Carriers (ILECs), Home Appliance Equipment Manufacturers, either in partnership or as a service provider, etc. Advisor may also provide role to fill in manpower gap currently being experienced by Gridline, in its present start-up mode. In the event, additional manpower is required, Advisor shall negotiate with

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      Gridline on a project specific basis for per hourly remunerations  subject to Section 4 requirements of this agreement.

      For services rendered, the member Advisor will receive 1,000,000 shares, (either as an individual, or as a corporate entity), of Gridline's founder's company stock at par value, which the Advisor will pay a subscription fee of $100.00 as part of paid-in capital. Advisor shall receive the shares at execution of this agreement.

2.    TERM

      The term of this Agreement shall commence on the Effective Date, and continue for two years.

3.    TERMINATION

      This Agreement may be terminated by either party upon 30 days written notice if the other party breaches any material term or condition of the Agreement and such breach remains uncorrected for fifteen (15) days following written notice from the non-breaching party specifying the breach; the business of the other party terminates; enters into voluntary or involuntary bankruptcy proceedings or similar proceedings under state law; or becomes insolvent or makes any assignment for the benefit of creditors.

4.    CHANGE OF SCOPE

      At any time during the term of this Agreement, should Advisor desire to provide Gridline Communications Corp. with any additional services in the form of a modification of or a change to the Services, Gridline Communications Corp. and Advisor shall comply with the following:

      SUBMISSION OF REQUEST. Advisor shall submit to Gridline Communications Corp. in writing all requests by Advisor for any such additional services that alter, amend, enhance, add to, or delete from the Services and/or time and/or place of performance (hereinafter referred to as "Modification/Change Request" or "Request").

      ACKNOWLEDGMENT PROCEDURE. Gridline Communications Corp. will evaluate such Modification/Change Request as soon as possible but not later than three
      (3) working days following Gridline Communications Corp.'s receipt of the Request. Gridline Communications Corp.'s written response shall include the impact, if any, on the duration. Gridline Communications Corp. in its sole discretion may refuse to accept the Modification/Change Request. Such changes will be such that it will enhance the company's position in meeting its stated objectives, goal and interest.

5.    NON-EXCLUSIVE COMPETE; CONFIDENTIALITY

      5.1 NON-COMPETE. This Agreement is non-compete. This means that the Advisor or his agents/representatives shall not, in any fashion participate or engage in any activity or other business competitive with the Company's business.

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      5.2  CONFIDENTIALITY.  Each  party  agrees  to afford  the  other  party's
      Proprietary Information the same degree of protection against unauthorized use or disclosure as each party normally provides for its own proprietary information (which protection shall not in any case be less than reasonable), provided that each party's obligations hereunder shall not apply to information which (i) is known to the receiving party at the time of disclosure by the disclosing party; (ii) is now or hereafter in the public domain through no fault of the receiving party; (iii) is developed independently by the receiving party; (iv) is generally known or available through third parties without restriction; and (v) is inadvertently disclosed by the receiving party despite the same and reasonable degree of protection against unauthorized use or disclosure which the receiving party normally provides for its own proprietary information. The term "Proprietary Information" shall mean documented information that at the time of its disclosure to the receiving party is identified as Proprietary by an appropriate stamp or legend. For purposes of this Agreement, orally disclosed information shall not be considered proprietary.

6.    OWNERSHIP OF INTELLECTUAL PROPERTY

      6.1   All  right,   title  and   interest  in  and  to  any   pre-existing
      copyrightable works and trademarks of Advisor will remain the property of Advisor.

      6.2 Advisor agrees that any and all ideas, concepts, or other intellectual rights and property containing in any way the techniques, knowledge or processes of the Gridline Communications Corp. services or Gridline Communications Corp. products provided under this Agreement and other related Gridline Communications Corp. agreements, whether or not developed for Advisors contacts, will remain the property of Gridline with sole and exclusive right, title and ownership in and to the said technology. This section shall survive any termination of this Agreement.

7.    INDEMNIFICATION FOR ADVISOR

      Gridline agrees to hold harmless the Advisor for any claims, (including reasonable attorney's fees and costs) for any third party claims that said materials (whether or not incorporated into the Project or used by Gridline Communications Corp.) infringed upon the copyrights, trademarks, trade dress, publicity rights, privacy rights and other rights of others or are in violation of law.

8.    FORCE MAJEURE

      Advisor shall not be liable to Gridline failure or delay caused by events beyond Gridline Communications Corp.'s or Advisor's control, including, without limitation, failure to furnish necessary information; sabotage; failure or delays in transportation or communication; failures or substitutions of equipment; labor disputes; accidents; shortages of labor, fuel, raw materials or equipment; or technical failures.

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9.    GENERAL

      GOVERNING LAW. This Agreement shall be governed and interpreted by the laws of the State of Texas excluding its conflict of laws provisions. The parties agree that any action brought for any dispute between the parties relating to this Agreement shall be resolved through arbitration.

      SEVERABILITY; WAIVER. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

      HEADINGS. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.

      SUCCESSORS & ASSIGNS. Except as provided herein, this Agreement may not be assigned or otherwise transferred without the prior written consent of the non-transferring party. In the case of any assignment or transfer which may be permitted under this Agreement, this Agreement or the relevant provisions thereof shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

      INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee employer relationship is intended or created by this Agreement. Neither party shall have the power to obligate or bind the other party. Personnel supplied by Gridline Communications Corp. shall work exclusively for
      Gridline Communications Corp. and shall not, for any purpose, be considered employees or agents of the Advisor. Gridline Communications Corp. assumes full responsibility for the acts of such personnel while performing services hereunder and shall be solely responsible for their supervision, direction and control, compensation, benefits and taxes.

      NOTICE. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Such notice shall be deemed given: upon personal delivery; if sent by telephone facsimile, upon confirmation of receipt; if sent by electronic mail, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

      COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

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UNDERSTOOD, AGREED & APPROVED

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date first written above.

Gridline Communications Corp.             Technology Advisory Board Member:


By:      /s/ Blaize Kaduru                By:      /s/ Phillip P. Gennarelli

Title:   President and CEO                Title:   President
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